UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 29, 2010

ENTERPRISE FINANCIAL SERVICES CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

150 N. Meramec, St. Louis, Missouri	63105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Enterprise Financial Service Corp’s (the “Company’s”) Chief Executive Officer, Peter Benoist, has voluntarily offered to reduce his base compensation by $120,000.00 per year by eliminating the salary stock compensation that he began receiving at the beginning of the fiscal year. Following such reduction, Mr. Benoist’s annual rate of base compensation will be $425,000.00. The reduction in base compensation was effective April 29, 2010.

Item 5.07. Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Enterprise Financial Services Corp (the “Company”) was held on April 29, 2010. Proxies were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. There was no solicitation in opposition to management’s nominees for Directors and all nominees were elected. The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal is noted below.

ELECTION OF DIRECTORS*

	For	Withheld	Broker Non-Votes
Peter F. Benoist	8,078,362	111,568	3,034,791
James J. Murphy, Jr.	8,064,587	125,343	3,034,791
Michael A. DeCola	8,121,808	68,122	3,034,791
William H. Downey	8,078,461	111,469	3,034,791
John S. Eulich	8,103,663	86,267	3,034,791
Robert E. Guest, Jr.	8,098,291	91,639	3,034,791
Lewis A. Levey	8,081,967	107,963	3,034,791
Birch M. Mullins	8,099,596	90,334	3,034,791
Brenda D. Newberry	8,093,925	96,005	3,034,791
John M. Tracy	8,097,028	92,902	3,034,791
Sandra A. Van Trease	8,026,426	163,504	3,034,791
Henry D. Warshaw	8,111,297	78,633	3,034,791

*Vote tally for Directors is reported on a non-cumulative basis.

PROPOSAL: AN ADVISORY (NON-BINDING) VOTE APPROVING EXECUTIVE COMPENSATION

For	Against	Abstain	Broker Non-Votes
10,105,584	474,631	643,506	3,034,791

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

By:

Date:	May 4, 2010		/s/	Deborah N. Barstow
Deborah N. Barstow
Senior Vice President and Controller